UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 16, 2022

GREENLANE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-38875 (Commission File Number)	83-0806637 (IRS Employer Identification No.)

1095 Broken Sound Parkway, Suite 300 Boca Raton, FL (Address of principal executive offices)	33487 (Zip Code)
Registrant’s telephone number, including area code: (877) 292-7660
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	GNLN	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01.            Entry into a Material Definitive Agreement.

On August 16, 2022, 1095 Broken Sound Pwky LLC (“1095 Broken Sound”), a wholly owned subsidiary of Greenlane Holdings, Inc. (the “Company”), entered into a Purchase and Sale Agreement (the “PSA”) with a third-party (the “Purchaser”) whereby 1095 Broken Sound agreed to sell a certain parcel of real estate including the Company’s headquarters building in Boca Raton, Florida, located at 1095 Broken Sound Parkway, Boca Raton, Florida 33487 (the “Property”) to the Purchaser for total consideration of approximately $10.0 million in cash (the “Purchase Price” and collectively, the “Transaction”).

The closing of the Transaction is subject to customary inspection and due diligence conditions and is expected to occur on September 14, 2022 (the “Closing Date”). The PSA also contains customary covenants, representations and warranties and indemnification provisions. Before the expiration of the seven-day inspection period (the “Inspection Period”), the Purchaser may terminate the PSA for any reason in its sole discretion. In connection with its entry into the PSA, the Purchaser deposited $0.2 million in cash into an escrow account (the “Escrow Account”) and is required to deposit an additional $0.2 million into the Escrow Account within three days of the expiration of the Inspection Period.

Pursuant to the terms of the PSA, the Company may continue its current occupancy of the 3rd floor of the Property (the “3rd Floor”) rent-free for two months following the Closing Date (the “Post-Closing Period”). Following the expiration of the Post-Closing Period, the Company has the option to lease the 3rd Floor for an additional two months. In addition, pursuant to the terms of the PSA, the Company has agreed to lease Suite 100 of the Property for twelve months once it has vacated the 3rd Floor.

The Company can make no assurances that the Transaction will successfully close on or before September 14, 2022 at the Purchase Price, or at all. The Company intends to use the proceeds from the Transaction to repay the remainder of the $7.8 million mortgage note on the Property. Any remaining proceeds will be used for general corporate purposes.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENLANE HOLDINGS, INC.

Dated: August 19, 2022	By:	/s/ Darshan Dahya
Darshan Dahya
Chief Accounting Officer